Exhibit 99.1

Contact:

William R. Council, III	C. Rodney O’Connor
President and Chief Executive Officer	Cameron Associates
(615) 771-7575	(212) 554-5470
ADVOCAT TO ADDRESS ERRORS IN AVONDALE PARTNERS, LLC MAY 6, 2010 ANALYSIS
BRENTWOOD, Tenn. - (MAY 6, 2010) — Advocat Inc. (NASDAQ: AVCA) today announced that it will comment on errors in the analyst report issued by Avondale Partners, LLC on May 6, 2010. These errors result from Avondale’s failure to properly consider the impact of discontinued operations in its report comparing Q1 2009 to Q1 2010. The company will comment further on this matter on its scheduled conference call to report financial results for its first quarter on Thursday, May 6, 2010 at 10:00am ET, 9:00am CT. A script of this call will be filed on Form 8-K immediately following the call.
To participate in the Company’s conference call, dial (888) 713-4214 (domestic) or (617) 213-4866 (International) and enter passcode 66117034. A live broadcast of the conference call will also be available on the Internet at the Company’s web site, www.irinfo.com/avc, as well as www.earnings.com and www.streetevents.com.
A replay of the conference call will be accessible two hours after its completion through May 13, 2010 by dialing (888) 286-8010 (domestic) or (617) 801-6888 (International) and entering passcode 83260133.
Advocat provides long-term care services to patients in 46 skilled nursing centers, primarily in the Southeast and Southwest.
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